Exhibit 5.2

600 Travis, Suite 4200
Houston, Texas 77002
713.220.4200 Phone
713.220.4285 Fax andrewskurth.com

May 16, 2012

Rowan Companies plc

Rowan Companies, Inc.

2800 Post Oak Boulevard

Suite 5450

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as special counsel to Rowan Companies plc, a public limited company incorporated under the laws of England and Wales (“Rowan UK”) and Rowan Companies, Inc., a Delaware corporation (“Rowan Delaware” and, together with Rowan UK, the “Issuers”), in connection with the preparation of a registration statement on Form S-3 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2012 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) unsecured debt securities of Rowan UK, in one or more series (the “Rowan UK Debt Securities”), which may be issued under a senior indenture or a subordinated indenture, as applicable (collectively, the “Rowan UK Indentures”), to be entered into between Rowan UK and U.S. Bank National Association, as trustee (the “Trustee”); (ii) unsecured debt securities of Rowan Delaware, in one or more series (the “Rowan Delaware Debt Securities” and together with the Rowan UK Debt Securities, the “Debt Securities”), which may be issued under a senior indenture or a subordinated indenture, as applicable (collectively, the “Rowan Delaware Indentures” and together with the Rowan UK Indentures, the “Indentures”), to be entered into between Rowan Delaware and the Trustee; (iii) guarantees of Rowan UK Debt Securities or Rowan Delaware Debt Securities (the “Guarantees”) by either Rowan UK or Rowan Delaware (each, a “Guarantor”) (iv) warrants (the “Warrants”) to purchase Class A Ordinary Shares of Rowan UK, ordinary shares of Rowan UK or preference shares of Rowan UK, to be issued pursuant to a warrant agreement (the “Warrant Agreement”) between Rowan UK and a warrant agent; (v) share purchase contracts of Rowan UK (the “Share Purchase Contracts”) obligating the holders thereof to purchase from or sell to Rowan UK and Rowan UK to sell to or purchase from holders a specified or varying number of Class A Ordinary Shares of Rowan UK, ordinary shares of Rowan UK or preference shares of Rowan UK ; and (vi) units of securities (the “Units”) consisting of one or more Debt Securities, Guarantees or Warrants. The securities referred to in the foregoing clauses (i) through (vi) are collectively referred to herein as the “Securities.” All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement or in any of the Indentures.

Austin    Beijing    Dallas    Houston    London     New York    Research Triangle Park    The Woodlands    Washington, DC

May 16, 2012

In arriving at the opinions expressed below, we have examined (i) the Registration Statement and the exhibits thereto, (ii) the Prospectus, (iii) the forms of the Indentures, and (iv) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the applicable Issuer and such other persons as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies. In conducting our examination of documents, we have assumed the power, corporate or other, of all parties thereto other than Rowan Delaware to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions expressed in paragraphs 1 through 5 below with respect to the Securities therein referred to, we have assumed that:

(i) any supplemental indenture to any of the Indentures executed and delivered, and any Board Resolution certified and delivered, pursuant to any of the Indentures in any such case, in or pursuant to which the terms of any Debt Securities are established and pursuant to which such Debt Securities are issued, will comply with such Indenture as theretofore amended or supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then and theretofore amended or supplemented (including by any such supplemental indenture) and any such Board Resolution (and any Officer’s Certificate delivered pursuant thereto); and

(ii) the form and terms of any Debt Securities, the form and terms of any Warrants, Share Purchase Contracts or Units, and the form and terms of any and all Securities or other securities or obligations comprising the same or subject thereto (in the case of the Units, Share Purchase Contracts and Warrants), the issuance, sale and delivery thereof by the applicable Issuer, and the incurrence and performance by the applicable Issuer of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Indenture, Warrant Agreement, Share Purchase Contract or unit agreement) in accordance with the terms thereof, will be in full compliance with, and will not violate, the constituent documents of the applicable Issuer, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the applicable Issuer, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the applicable Issuer, and in accordance with the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

May 16, 2012

Based upon and subject to the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that:

1. With respect to any series of Debt Securities to be issued under an Indenture, assuming (a) the due authorization and valid execution and delivery of such Indenture by the applicable Issuer, as issuer, and the Trustee, (b) the due authorization and valid execution and delivery of the applicable supplement, if any, to such Indenture by the applicable Issuer, as issuer, and the Trustee or the due authorization and valid execution and delivery of the applicable Board Resolution by the applicable Issuer and the valid execution and delivery of the applicable Officer’s Certificate by a duly authorized officer of the applicable Issuer, in each case, in accordance with the terms of such Indenture, as theretofore amended or supplemented, (c) the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of such Indenture, as then and theretofore amended or supplemented, (d) the taking by the applicable Issuer of all necessary corporate or public limited company action, as applicable, to authorize and approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (e) the execution, authentication, issuance and delivery of the Debt Securities of such series in accordance with the terms of such Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the applicable Issuer, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the applicable Issuer.

2. With respect to any Guarantor’s Guarantee of any series of Debt Securities to be issued under an Indenture, assuming (a) the due authorization and valid execution and delivery of such Indenture by the applicable Issuer and the Trustee, (b) the due authorization and valid execution and delivery of the applicable supplement, if any, to such Indenture by the applicable Issuer, such Guarantor, as guarantor of such Debt Securities, and the Trustee or the valid certification and delivery of the applicable Board Resolution by the applicable Issuer and the valid execution and delivery of the applicable Officer’s Certificate by a duly authorized officer of the applicable Issuer, in each case, in accordance with the terms of such Indenture, as then and theretofore amended or supplemented, (c) the qualification under the Trust Indenture Act of such Indenture, as then and theretofore amended or supplemented, pursuant to which such Guarantee will be issued, (d) the taking by the applicable Issuer of all necessary corporate or public limited company action, as applicable, to authorize and approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (e) the execution, authentication, issuance and delivery of such Debt Securities and of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the applicable Issuer (as defined in the Indentures), upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Guarantees will constitute valid and legally binding obligations of such Guarantor.

May 16, 2012

3. With respect to any Warrants to be issued under a Warrant Agreement, assuming (a) the taking by Rowan UK of all necessary public limited company action to authorize and approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) the due authorization and valid execution and delivery of the Warrant Agreement, governed by New York law, by Rowan UK and the warrant agent under the Warrant Agreement and (c) the execution, issuance and delivery of such Warrants in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of Rowan UK, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Warrants will constitute valid and legally binding obligations of Rowan UK.

4. With respect to any Share Purchase Contracts, assuming (a) the taking by Rowan UK of all necessary public limited company action to authorize and approve the issuance and terms of such Share Purchase Contracts, (b) the due authorization and valid execution and delivery of the Share Purchase Contract, governed by New York law, by Rowan UK and the warrant agent under the Warrant Agreement and (c) the execution, issuance and delivery of such Share Purchase Contracts in accordance with the terms of the Share Purchase Contracts and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of Rowan UK, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Share Purchase Contracts will constitute valid and legally binding obligations of Rowan UK.

5. With respect to the Units, assuming (a) the taking by Rowan UK of all necessary public limited company action to authorize and approve (i) the issuance and terms of the Units, the terms of the offering thereof and related matters, (ii) the issuance of any Class A Ordinary Shares of Rowan UK that are a component of the Units, (iii) the issuance and terms of any series of ordinary shares or preferred shares that are a component of the Units, and the taking of any action necessary under United Kingdom law to designate such ordinary shares or preferred shares, (iv) the issuance and terms of any series of any Debt Securities that are a component of the Units, and the execution and delivery of the applicable Indenture and any applicable supplemental indenture, or the applicable Board Resolution or Officer’s Certificate and (v) the issuance and terms of any Warrants which are a component of the Units, and the execution and delivery of any related Warrant Agreement, (b) the validity of any Class A Ordinary Shares of Rowan UK, ordinary shares of Rowan UK or preferred shares of Rowan UK, in each case that are a component of the Units and (c) the execution and delivery by all parties thereto and authentication, in the case of the applicable series of Debt Securities, and issuance of (i) the applicable Units, (ii) such Class A Ordinary Shares of Rowan UK, ordinary shares of Rowan UK and/or preferred shares of Rowan UK, (iii) such series of Debt Securities and Indenture (and qualification of such Indenture under the Trust Indenture Act) and any such supplemental indenture, or Board Resolution and Officer’s Certificate and (iv) such Warrants and Warrant Agreement in accordance with (A) the provisions of Rowan UK’s constituent documents, in the case of Class A Ordinary Shares of Rowan UK, ordinary shares of Rowan UK or preferred shares of Rowan UK, such Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture), or Board Resolution and Officer’s Certificate, in the case of a series of Debt Securities, and the applicable Warrant Agreement, in the case of the Warrants, and (B) the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of Rowan UK, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Units will constitute valid and legally binding obligations of Rowan UK.

May 16, 2012

6. Our opinions in paragraphs 1, 2, 3, 4 and 5 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. Our opinions in paragraphs 1, 2, 3, 4 and 5 above, insofar as they pertain to the choice of law provisions of the instruments referred to in such paragraphs, are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

We express no opinion other than as to the laws of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,

/s/ Andrews Kurth, LLP